UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 27, 2019

                                 AEI INCOME & GROWTH FUND 24 LLC
(Exact name of registrant as specified in its charter)

State of Delaware	000-49653	41-1990952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

                                   30 East 7th Street, Suite 1300, St. Paul, Minnesota, 55101
 (Address of Principal Executive Offices)

      (651) 227-7333
 (Registrant's telephone number, including area code)

___________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).         Emerging Growth Company  □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     □

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 27, 2019, the Company sold an Applebee’s restaurant in Fishers, Indiana to Sky Development Alhambra, LLC, an unrelated third party.  The Company received net cash proceeds of approximately $2,889,000 for the property, which resulted in a net gain of approximately $806,500.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired – Not Applicable.

(b) Pro forma financial information – A limited number of pro forma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement.  The following narrative description is furnished in lieu of pro forma statements.  Assuming the Company had sold the property on January 1, 2018:

The Company’s Investments in Real Estate would have been reduced by $2,190,375 and its Current Assets (cash) would have increased by $2,889,000 and Members’ Equity would have increased by $698,625.

For the year ended December 31, 2018, Income from Operations would have decreased $177,826, representing a decrease in rental income of $250,247, a decrease in depreciation expense of $71,928 and a decrease in property management expenses of $493.  For the six months ended June 30, 2019, Income from Operations would have decreased $87,130, representing a decrease in rental income of $125,124, a decrease in depreciation expense of $35,964 and a decrease in property management expenses of $2,030.

The net effect of these pro forma adjustments would have caused Net Loss to increase from $383,122 to $560,948 and from $902,642 to $989,772, which would have resulted in Net Loss of $23.11 and $41.87 per LLC Unit outstanding for the year ended December 31, 2018 and the six months ended June 30, 2019, respectively.

(c) Shell company transactions – Not Applicable.

(d) Exhibit 10.1 – Purchase and Sale Agreement dated June 26, 2019 between the Company and Sky Property Financial, LLC relating to the property at 8310 East 96th Street, Fishers, Indiana.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEI Income & Growth Fund 24 LLC

	By:	AEI Fund Management XXI, Inc.
	Its:	Managing Member

Date: October 3, 2019	By:	/s/ PATRICK W KEENE
Patrick W. Keene
Chief Financial Officer